Exhibit 5.1

Permanent Funding (No. 2) Limited                       ALLEN & OVERY LLP
35 Great St. Helen's                                    One Bishops Square
London EC3A 6AP                                         London  E1 6A0
United Kingdom                                          United Kingdom

                                                        Tel  +44 (0)20 3088 0000
                                                        Fax  +44 (0)20 3088 0088


Our ref               VLH/LLUW/33775-00220 ICM:5353927.3

28 September 2007



RE:     PERMANENT FUNDING (NO. 2) LIMITED REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as English legal advisers to Permanent Funding (No. 2) Limited, a public limited company incorporated under the laws of England and Wales, and Permanent Master Issuer PLC, a public limited company incorporated under the laws of England and Wales (the COMPANY), in connection with the above-referenced registration statement in respect of the proposed issue of notes (the NOTES) by the Company.

Expressions defined in the Underwriting Agreement (as defined in the Schedule) have the same meanings when used in this opinion.

We have examined copies of the documents mentioned in the Schedule hereto and such other documents as we have considered necessary.

We have not made any investigation of, and do not express any opinion on, the law of any jurisdiction other than England and Wales.

We have assumed:

(a) the capacity, power and authority of each of the parties (other than the Company) to execute, deliver and perform the terms of the documents specified in Part I of the Schedule (together, the ISSUE DOCUMENTS);

(b) the due execution and delivery of the Issue Documents and the conformity to original documents of all copy documents examined by us and that the copy of the Memorandum and Articles of Association of the Company examined by us is complete and up to date and would, if issued today, comply as respects the Articles of Association with Section 30 of the Companies Act 2006;

(c) that the Notes will be duly executed, issued and authenticated in accordance with the provisions of the Underwriting Agreement and the Master Issuer Trust Deed (as supplemented and amended by


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        the Supplemental Master Issuer Trust Deed and the Second Supplemental
        Master Issuer Trust Deed (each as defined in the Schedule));

(d) that no law of any jurisdiction outside England and Wales would render such execution, delivery or issue illegal or ineffective and that, insofar as any obligation under any of the Issue Documents or the Notes is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(e) that the information disclosed by our searches to be made on the Closing Date of the records at the office of the Registrar of Companies in London and at the Central Registry of Winding up Petitions in relation to the Company will be complete, up to date and accurate and will not materially alter or add to our searches made of today's date and will not reveal any order or resolution for the winding up of the Company or any notice of appointment in respect of the Company of a receiver or administrator or the filing of any documents with the court or service of any notice of intention to appoint an administrator;

(f) that the Company is not, and will not be on Closing Date, unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (as amended) and will not become unable to do so in consequence of the transactions effected by the Issue Documents;

(g) that the draft Minutes referred to in Part II of the Schedule will represent a true record of the proceedings described therein of a duly convened, constituted and quorate meeting of the Company's directors prior to the Closing Date acting in the interests and for a proper purpose of the Company and that the relevant meeting will be duly held and that the authorisations given thereat will not subsequently be revoked or amended;

(h) that any factual matters referred to in each Issue Document will be true and accurate (including, without limitation, the accuracy of the representations and warranties therein);

(i) that the draft Issue Documents referred to in Part I of the Schedule will in all material respects relevant hereto be executed and delivered substantially in the form of the relevant exhibit to the Registration Statement;

(j) that none of the parties to the Issue Documents has taken or will take any action in relation to the Notes which would be a contravention of the prohibitions contained in Sections 19 or 21 of the Financial Services and Markets Act 2000 (the FSMA); and

(k) that any party to any of the Issue Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the issue, offering or sale of the Notes.

Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that the Notes will from the Closing Date constitute valid and binding obligations of the Company. As a result, those obligations would be enforceable in proceedings before the English courts.

Our opinion is qualified by the following reservations and any matter of fact not disclosed to us:

(a) We do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

(b) Any enforcement of the obligations of the Company in proceedings before the English courts would be by way of grant of a remedy in the event of a breach of those obligations. The nature and availability of the remedies provided by the English courts would depend on the circumstances. These remedies, including an order by the court requiring the payment of damages or the payment of a sum due, would be available subject to principles of law, equity and procedures of general


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        application. Some remedies, including an order by the court requiring specific performance of an obligation or the issue of an injunction, would be entirely within the discretion of the court. The possibility of obtaining any remedy would be lost if proceedings were not to be commenced within certain time limits. The English courts have power to stay proceedings and may decline jurisdiction, notably if concurrent proceedings are being brought elsewhere. Accordingly, enforcement of the obligations of the Company under the Notes would not be certain in every circumstance.

(c) The obligations of the Company under the Notes will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Allen & Overy LLP under the caption "Legal matters" in the Prospectus Supplement and in the Prospectus. In giving such consent, we do not admit that we are "experts", within the meaning of the term used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement including this opinion as an exhibit or otherwise.

Yours faithfully,


/s/ Allen & Overy LLP

Allen & Overy LLP



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                                    SCHEDULE

                                     PART I

1. The draft underwriting agreement to be entered into between the Company and the relevant Underwriters, substantially in the form exhibited as
        Exhibit 1.1 to the Registration Statement (the UNDERWRITING AGREEMENT).

2. The master issuer trust deed dated October 17, 2006 between the Company and The Bank of New York, exhibited as Exhibit 4.6.1 to the Registration Statement (the MASTER ISSUER TRUST DEED).

3. The supplemental master issuer trust deed dated January 12, 2007 between the Company and The Bank of New York, exhibited as Exhibit 4.6.1 to the Registration Statement (the SUPPLEMENTAL MASTER ISSUER TRUST DEED).

4. The draft second supplemental master issuer trust deed to be entered into between the Company and The Bank of New York, substantially in the form exhibited as Exhibit 4.6.1 to the Registration Statement (the SECOND SUPPLEMENTAL MASTER ISSUER TRUST DEED).

5. The draft Global Issuer Notes (as defined in the Underwriting Agreement) to be issued by the Company.

6. The master issuer paying agent and agent bank agreement dated October 17, 2006 between, inter alios, the Company, Citibank, N.A. and The Bank of New York, exhibited as Exhibit 4.7 to the Registration Statement (the MASTER ISSUER PAYING AGENT AND AGENT BANK AGREEMENT).

                                     PART II

7. The draft Minutes of a Meeting of the Board of Directors of the Company to be held on or prior to the date of issue of the Notes.



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